                                                                     EXHIBIT 5.1

                                ALSTON & BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com

                                December 7, 2005

Adams Respiratory Therapeutics, Inc.
425 Main Street
Chester, New Jersey 07930

     Re: Adams Respiratory Therapeutics, Inc.
         Form S-1 Registration Statement (SEC File No. 333-129900)

Ladies and Gentlemen:

      We have acted as counsel to Adams Respiratory Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced registration statement, as amended (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), up to__________ shares (including up to_____ shares subject to the underwriters' purchase option) of the Company's Common Stock, par value $0.01 per share (the "Shares"), to be sold by the selling stockholders identified in the Registration Statement (the "Selling Stockholders"). Following the effectiveness of the Registration Statement, the Selling Stockholders intend to sell the Shares to the several underwriters (the "Underwriters") named in Schedule A to the Purchase Agreement (the "Purchase Agreement") to be entered into by and among the Company, the Selling Stockholders and the Underwriters. This opinion letter is rendered pursuant to Item 16 of Form S-1 and Item 601(b)(5) of the Commission's Regulation S-K and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

      We have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and the stockholders of the Company deemed by us to be relevant to this opinion letter, the proposed form of Purchase Agreement, the Registration Statement, as amended, certificates of officers of the Company, certificates of public officials, and such other agreements, corporate records and documents as we have deemed appropriate for the purpose of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed appropriate for purposes of expressing the opinions set forth herein.

      As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Purchase Agreement by the parties thereto and originals or copies, certified or otherwise identified to our satisfaction, of such records,

  Bank of America Plaza        90 Park Avenue      3201 Beechleaf Court,    601 Pennsylvania Avenue,
 101 South Tryon Street,     New York, NY 10016          Suite 600                    N.W.
       Suite 4000               212-210-9400      Raleigh, NC 27604-1062   North Building, 10th Floor
Charlotte, NC 28280-4000     Fax: 212-210-9444         919-862-2200        Washington, DC 20004-2601
      704-444-1000                                   Fax: 919-862-2260            202-756-3300
    Fax: 704-444-1111                                                          Fax: 202-756-3333

Adams Respiratory Therapeutics, Inc.
December 7, 2005
Page 2

agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Selling Stockholders and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

      In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).

      Our opinions set forth below are limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

      The only opinions rendered by us consist of those matters set forth in the immediately following paragraph, and no opinions may be implied or inferred beyond the opinions expressly stated.

      Based on the foregoing, it is our opinion that as of the date hereof, the Shares (other than shares that are issuable upon the exercise of options) have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable. Shares that may be sold by the Selling Stockholders that are issuable upon the exercise of options were fully authorized for issuance by all necessary corporate action on the part of the Company and when issued in accordance with the applicable option agreements in respect thereof, will be validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            ALSTON & BIRD LLP

                                            /s/ J. Mark Ray
                                            -----------------------------
                                            J. Mark Ray
                                            A Partner